Exhibit 32.4

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 on Form 10-K/A to the Annual Report of Premier, Inc. (“Premier”) on Form 10-K for the period ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Glenn G. Coleman, Chief Administrative and Financial Officer of Premier, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:
1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Premier.

/s/ Glenn G. Coleman
Glenn G. Coleman
Chief Administrative and Financial Officer

October 24, 2025

A signed original of this written statement required by Section 906 has been provided to Premier, Inc. and will be retained by Premier, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This written statement shall not be deemed filed by Premier, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to liability under that section, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Premier, Inc. specifically incorporates it by reference.